UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pusuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):		March 18, 2008

Joy Global Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-9299	39-1566457

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)
100 E. Wisconsin Avenue, Suite 2780,
Milwaukee, WI 53202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
414-319-8500

Not Applicable
(Former Name or Former Addres, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment (the “Amendment”) amends the Current Report on Form 8-K of Joy Global Inc. (the “Company”) originally filed with the Securities and Exchange Commission (the “Commission”) on March 4, 2008 (the “Original Filing”). The Company is filing this Amendment to amend and restate Item 5.02 to disclose the terms of the Termination and Release Agreement executed by the Company and James H. Woodward on March 17-18, 2008, and to include these agreements in Item 9.01(d). The remainder of the Original Filing is unchanged and is not reproduced in this Amendment.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)         On February 29, 2008 (the “Termination Date”), James H. Woodward resigned from his position as Executive Vice President and Chief Financial Officer of the Company. On March 4, 2008, the Board of Directors of the Company appointed James H. Tate as Chief Financial Officer until a permanent replacement is named. A copy of the press release announcing Mr. Woodward’s resignation and Mr. Tate’s expected appointment was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, which was filed with the Commission on March 4, 2008, and was incorporated therein by reference.

(e)          On March 18, 2008, the Company entered into a Termination and Release Agreement (the “Agreement”) with Mr. Woodward. Pursuant to the Agreement, Mr. Woodward will receive an aggregate amount equal to $464,000, subject to applicable tax and other statutory withholding obligations, payable in equal semi-monthly installments during the 12 months following the Termination Date. Pursuant to the Agreement, the Company will also pay Mr. Woodward the cost of outplacement services and will direct the Relocation Center to purchase Mr. Woodward’s condominium unit for $612,000. Mr. Woodward and his dependents will also receive medical, dental, and other health benefits through February 28, 2009. Mr. Woodward will be responsible for contributing to these plans in the same manner as required for other Company employees.

Mr. Woodward will retain all rights existing as of the Termination Date under the terms of the Joy Global Inc. 2007 Stock Incentive Plan, the Nonqualified Stock Option Agreement he executed, and any other Equity Agreement he executed. For purposes of these equity agreements, Mr. Woodward’s termination is deemed “without cause.” Generally, this means that Mr. Woodward is entitled to equity awards earned or awarded as of February 29, 2008. Outstanding stock options will remain exercisable until the later of 90 days from the Termination Date or the expiration of the stock option's stated term.

Pursuant to the Agreement, Mr. Woodward reaffirmed his obligations under the Company’s Worldwide Business Conduct Policy, the Stock Option Agreements to which he is a party, the Employee Proprietary Rights and Confidentiality Agreement, and certain confidentiality obligations. Mr. Woodward and the Company also agreed to mutual non-disparagement clauses.

A copy of the Agreement is filed herewith as Exhibit 10.1 and is incorporated by reference in its entirety.

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits

10.1        Termination and Release Agreement between the Company and James H. Woodward, dated March 17, 2008.

99.1        Press release dated March 3, 2008 announcing Mr. Woodward’s departure and that Mr. Tate would become acting Chief Financial Officer (filed with Current Report on Form 8-K filed March 4, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

JOY GLOBAL INC.

Date: March 24, 2008	By:	/s/ Michael S. Olsen
Michael S. Olsen
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Termination and Release Agreement between the Company and James H. Woodward, dated March 17, 2008.

99.1	Press release dated March 3, 2008 announcing Mr. Woodward’s departure and that Mr. Tate would become acting Chief Financial Officer (filed with Current Report on Form 8-K filed March 4, 2008).